Item 77D: Policies with respect to security investment

Eaton Vance Risk-Managed Equity Option
Income Fund

Material changes to the investment policies of the Fund are described in one or more supplements to the Fund's prospectus, filed pursuant to Rule 497 under the Securities Act of 1933, as amended, and are incorporated herein by reference.


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